Exhibit 21

SUBSIDIARIES OF THE COMPANY

Corporations	State of Organization
American Spectrum Management Group, Inc.	Delaware
Limited Partnerships
American Spectrum Realty Operating Partnership, L.P.	Delaware
ASR Park Ten 350, L.P.	Texas
ASR Park Ten 360, L.P.	Texas
ASR 2401 Fountainview, L.P	Delaware
ASR 5450 NW, L.P.	Delaware
ASR 5850 San Felipe, L.P.	Delaware
ASR 6677 Gessner, L.P.	Delaware
ASR 11500 NW, L.P.	Delaware
ASR Washington, L.P.	Texas
ASR-8 Centre, L.P.	Delaware
ASR-1501 Mockingbird, L.P.	Delaware
ASR-2855 Mangum, L.P.	Delaware
ASR-6420 Richmond Atrium, L.P.	Delaware
ASR-6430 Richmond Atrium, L.P.	Delaware
ASR-Beltway Industrial, L.P.	Delaware
ASR-Fountain View Place, L.P.	Delaware
ASR-Parkway One & Two, L.P.	Delaware
ASR-West Gray, L.P.	Delaware
ASR-Windrose, L.P.	Delaware
Nooney Rider Trail, L.P.	Delaware
Sierra Pacific Development Fund II, L.P.	Delaware
Limited Liability Companies
American Spectrum Asset Co., LLC	Delaware
American Spectrum Holdings (Washington), LLC	Delaware
American Spectrum Investments, LLC	Delaware
American Spectrum Realty Advisors, LLC	Delaware
American Spectrum Realty Management, LLC	Delaware
American Spectrum Realty-1501 Mockingbird, LLC	Delaware
American Spectrum Realty-2855 Mangum, LLC	Delaware
American Spectrum Realty-6420 Richmond Atrium, LLC	Delaware
American Spectrum Realty-6430 Richmond Atrium, LLC	Delaware
American Spectrum Realty 5850 San Felipe, LLC	Delaware
American Spectrum Realty 5450 NW, LLC	Delaware
American Spectrum Realty 11500 NW, LLC	Delaware
American Spectrum Realty-8 Centre, LLC	Delaware
American Spectrum Realty-1501 Mockingbird, LLC	Delaware
American Spectrum Realty-6420 Richmond, LLC	Delaware
American Spectrum Realty-6430 Richmond, LLC	Delaware
American Spectrum Realty-Beltway Industrial, LLC	Delaware
American Spectrum Realty-Fountain View Place, LLC	Delaware
American Spectrum Realty-Parkway One & Two, LLC	Delaware
American Spectrum Realty-Windrose, LLC	Delaware
ASR 2401 Fountainview, LLC	Delaware
ASR 6677 Gessner, LLC	Delaware
ASR-Newport, L.L.C.	Delaware

TABLE OF CONTENTS

Corporations	State of Organization
ASR NRT, LLC	Delaware
ASR-Risk Management, L.L.C.	Delaware
ASR-West Gray, LLC	Delaware
Back Bay, LLC	Delaware
McDonnell Associates, LLC	Delaware
Nooney Income Fund II, LLC	Delaware
Nooney Real Property Investors Two, LLC	Delaware
Pacific Spectrum, LLC	Arizona
Seventy Seven, LLC	Delaware
Sierra Creekside, LLC	Delaware
Sierra Pacific Development Fund II, LLC	Delaware
Sierra Pacific Development Fund, LLC	Delaware
Sierra Southwest Pointe LLC	Delaware
Partnerships
Sierra Creekside Partners	California
Sierra Mira Mesa Partners	California